Exhibit 23.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
FAX 512-233-2618	FAX 817-877-3728	FAX 713-651-9980

February 28, 2013

EV Energy Partners, L.P.

1001 Fannin Street, Suite 800

Houston, Texas 77002

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to all references to our firm included in this Form 10–K for the year ended December 31, 2012 and the Registration Statement Nos. 333–179981 and 333–172593 on Form S–3 and Registration Statement Nos. 333–172624, 333– 163686 and 333–140205 on Form S–8 of EV Energy Partners, L.P. with respect to our estimates of the oil, natural gas and natural gas liquids reserves of EV Energy Partners, L.P.

Yours very truly,

/s/ W. TODD BROOKER
W. Todd Brooker, P.E.
Senior Vice President Cawley, Gillespie & Associates, Inc. Texas Registered Engineering Firm F-693